Exhibit 99.1
NEWPARK RESOURCES PROVIDES OPERATIONAL
UPDATE FOLLOWING HURRICANE IKE
THE WOODLANDS, TX — September 17, 2008 — Newpark Resources, Inc. (NYSE: NR) today provided an update on its Gulf Coast operations following its initial assessment of the impact of Hurricane Ike.
     The hurricane caused a loss of power and flooding in the Texas and Louisiana Gulf Coast region. The greater Houston area is still experiencing widespread power outages; and as a part of its disaster preparedness plan, Newpark has switched its key information technology systems to its backup disaster center location. Members of the management team without access to power have moved to other Newpark offices located outside of the effected region.
     Most Gulf Coast facilities in the Company’s Fluids Systems and Engineering segment did not suffer major damage, but many have only recently had power restored, including the barite grinding facility in Houston. Other grinding facilities located in Corpus Christi and Brownsville, Texas had no damage and continue with normal operations. However, the Cameron, Louisiana area was hit hard by a tidal surge; and at this point access is limited, but major damage is expected at that location. In the Mats and Integrated Services segment, the division office in Lafayette, Louisiana was not impacted; had no significant damage to its facilities; and its operations were not interrupted. The Environmental Services business suffered major damage at the Port Arthur, Texas facility, and major damage is expected at the Cameron, Louisiana facility as well.
     Paul Howes, President and Chief Executive Officer of Newpark, stated, “We implemented our disaster preparedness plan last Thursday and continue to focus on getting our facilities operating to pre-storm levels. We are especially focused on our barite operations and are optimistic that we will be able to continue to satisfy the needs of our customers.”

     Newpark Resources, Inc. is a worldwide provider of drilling fluids, temporary worksites and access roads for oilfield and other commercial markets, and environmental waste treatment solutions. For more information, visit our website at www.newpark.com.
     This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including potential damage to Newpark’s facilities from Hurricane Ike and its impact upon operations, Newpark’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2007, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the extent of damages suffered as a result of the storm and its impact on operations, Newpark’s successful completion of the proposed sale of the environmental business, the investigation of the certain accounting matters by the Securities and Exchange Commission; changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which Newpark does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of Newpark products. Newpark’s filings with the Securities and Exchange Commission can be obtained at no charge at http://www.sec.gov, as well as through our website at http://www.newpark.com.
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